CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8/A (No. 333-169042) pertaining to the Data Storage

Corporation 2010 Incentive Award Plan, of our report dated March 31, 2021, with respect to the consolidated financial statements of Data

Storage Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Rosenberg Rich Baker Berman & Company, P.A.

Somerset, New Jersey

March 31, 2021